UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2011

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia		22033
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01—Entry into a Material Definitive Agreement

On March 31, 2011, SRA International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sterling Parent Inc., a Delaware corporation (“Parent”) and Sterling Merger Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Providence Equity Partners LLC (“Providence”). The Merger Agreement was approved by the Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of the special committee composed of independent directors of the Board (the “Special Committee”).

At the effective time of the Merger (“Effective Time”), each share of the Company’s Class A common stock, par value $0.004 per share, and Class B common stock, par value $0.004 per share, issued and outstanding immediately prior to the Effective Time (other than shares owned by Parent, Merger Sub, the Company or any of their respective subsidiaries or shares owned by stockholders who have perfected, and not withdrawn a demand for or lost the right to, appraisal rights under Delaware law) will be converted into the right to receive $31.25 in cash, without interest (the “Per Share Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each stock option to purchase shares of the Company’s Class A common stock that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) will become fully vested, and converted into the right to receive, immediately after the Effective Time (without interest) a cash payment in an amount equal to the product of (x) the total number of the shares of the Company’s Class A common stock issuable upon exercise of such option, and (y) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share subject to the option, less any applicable taxes. As of the Effective Time, each award of restricted stock that is outstanding and unvested immediately prior to the Effective Time will become fully vested and converted into the right to receive $31.25 in cash, less applicable taxes.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the adoption of the Merger Agreement by (a) the holders of a majority of the outstanding shares entitled to vote on the Merger, and (b) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Ernst Volgenau, the Company’s Chairman and Founder (“Dr. Volgenau”)) (together, the “Company Stockholder Approval”); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) the absence of any law, injunction or judgment that restrains, prohibits or makes illegal the consummation of the Merger.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with the proceeds of the rollover investment described below, will be sufficient for Parent to pay the aggregate Per Share

Merger Consideration and all related fees and expenses. Investment funds affiliated with Providence have committed to capitalize Parent, at or immediately prior to the Effective Time, with an aggregate equity contribution in an amount up to $525.2 million subject to the terms and conditions set forth in an equity commitment letter dated March 31, 2011 (the “Equity Commitment Letter”). In addition, a revocable trust for which Dr. Volgenau is the sole trustee has committed to contribute, immediately prior to the Effective Time, 4.8 million shares of the Company’s Class B common stock valued at $150 million to Sterling Holdco Inc. (“Parent Holdco”), the sole stockholder of Parent, in exchange for equity interests in Parent Holdco valued at $120 million and a promissory note from Parent Holdco in the principal amount of $30 million subject to the terms and conditions of a rollover commitment letter dated March 31, 2011 (the “Rollover Commitment Letter”).

Affiliates of Citigroup Global Markets Inc. and Bank of America Merrill Lynch (the “Lenders”) have committed to provide a $875 million senior secured term loan facility, a $100 million senior secured revolving credit facility and a $415 million senior unsecured interim loan facility (or alternatively, senior unsecured fixed rate notes in a high yield offering pursuant to Rule 144A) on the terms and subject to the conditions set forth in a commitment letter dated March 31, 2011 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including without limitation, execution and delivery by the borrower and the guarantors of definitive documentation with respect to the appropriate loan documents consistent with the Debt Commitment Letter and specified documentation standards. The final termination date for the Debt Commitment Letter is the same as the termination date under the Merger Agreement, which is discussed below.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. New York time on the 30th calendar day thereafter (the “No-Shop Period Start Date”), the Company and its subsidiaries and their respective representatives may initiate, solicit, and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on the No-Shop Period Start Date, the Company will become subject to customary “no shop” restrictions on its ability to initiate, solicit or encourage alternative acquisition proposals from third parties and to provide information to or participate in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made an alternative acquisition proposal prior to the No-Shop Period Start Date that the Board has determined constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”). An Excluded Party will cease to qualify as an Excluded Party on the 15th calendar day after the No-Shop Period Start Date and will become subject to the “no shop” restrictions unless prior to such date the Company has entered into an alternative acquisition agreement with such Excluded Party that constitutes a Superior Proposal.

Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to the Company Stockholder Approval, the no shop provision is subject to a “fiduciary out” provision which permits the Board, subject to compliance with certain obligations described below, to change its recommendation due to an intervening event or to approve, recommend or declare advisable, and authorize the Company to enter into, an alternative acquisition proposal if the Board has determined in good faith that (i) after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law, and (ii) after consultation with its financial advisor and outside legal counsel, such alternative acquisition proposal is reasonably likely to be consummated and, if consummated, would be more favorable to the Company’s stockholders (excluding the Volgenau Stockholders (as defined below)) than the Merger (a “Superior Proposal”).

Prior to exercising the “fiduciary out” described above, the Company must provide Parent with at least four business days advance written notice (the “Notice Period”) of its intention to change its recommendation to the Company’s stockholders or to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, the basis for such change or termination, and, if applicable, the material terms of any Superior Proposal. To the extent Parent wishes to negotiate, the Company must negotiate with Parent in good faith during the Notice Period to make such adjustments in the terms and conditions of the Merger Agreement as would permit the Board not to effect a change of its recommendation to the Company’s stockholders or to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal. Following the Notice Period, and taking into account any changes offered in writing by Parent prior to the end of the Notice Period, the Board must determine that such changes would not affect the Board’s prior determination of the need for a change of recommendation due to an intervening event or that the Superior Proposal remains a Superior Proposal; provided that, in the event of any material revisions to the alternative acquisition proposal that the Board has determined to be a Superior Proposal, the Company must deliver to Parent an additional advance written notice and again comply with the applicable requirements during the Notice Period, except that the length of the Notice Period will be two business days (rather than four business days).

Concurrently with the execution and delivery of the Merger Agreement, Parent and Dr. Volgenau and certain affiliated entities (collectively, the “Volgenau Stockholders”) entered into a Voting and Support Agreement (the “Voting Agreement”). As of the date hereof, the Volgenau Stockholders hold shares of the Company’s common stock representing approximately 20% of the Company’s total issued and outstanding shares, and representing approximately 71% of the Company’s voting power. Pursuant to the Voting Agreement, the Volgenau Stockholders have agreed to vote all shares of the Company’s common stock owned by them (i) in favor of the adoption of the Merger Agreement and any transactions contemplated thereby, (ii) against any competing proposal; and (iii) against any other action, proposal or transaction that would delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or the transactions contemplated by the Merger Agreement. In addition, the Voting Agreement contains “no shop” restrictions on the ability of the Volgenau Stockholders to initiate, solicit or encourage alternative acquisition proposals from third parties and to provide nonpublic information concerning the Company to or participate in discussions or negotiations with third parties regarding alternative acquisition proposals; provided that the Volgenau Stockholders are permitted to engage in discussions with any third party with which the Company is permitted to engage in discussions pursuant to the Merger Agreement regarding equity participation, investment or reinvestment in any alternative acquisition proposal and terms related thereto. The Voting Agreement terminates upon the earlier of (i) the Effective Time; and (ii) the termination of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated in connection with the Company entering into an alternative acquisition agreement in respect of a Superior Proposal made by an Excluded Party, then the termination fee payable by the Company to Parent is $28.2 million. If the termination fee becomes payable by the Company under any other circumstances, the amount of the termination fee is $47 million. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $112.9 million if the Merger Agreement is terminated under certain circumstances because Parent fails to complete the Merger or otherwise breaches its obligations under the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied. Investment funds affiliated with Providence have executed a Limited Guarantee, dated March 31, 2011, pursuant to and subject to the terms and conditions of which they have guaranteed certain obligations of Parent under the Merger Agreement, including the payment by Parent of any termination fee that may become payable by Parent.

In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by October 14, 2011 (“Termination Date”).

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Additional Information and Where to Find It

In connection with the merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Company’s shareholders. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on September 17, 2010.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements. Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the Merger due to the failure to obtain shareholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iii) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the effect of the announcement of the acquisition on the Company’s relationships with its customers, operating results and business generally; (vi) the need to obtain certain approvals and satisfy conditions for closing of the transaction; and (vii) the requirement of approval of the Merger by holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Volgenau).

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2010, which was filed with the SEC on August 12, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K made with the SEC by the Company.

As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 31, 2011, by and among SRA International, Inc., Sterling Parent Inc., and Sterling Merger Inc.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: April 4, 2011	/s/ DR. STANTON D. SLOANE
Dr. Stanton D. Sloane
President & Chief Executive Officer